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                                                                   Exhibit 10.15


                              [Viacom Letterhead]

                                                              December 1, 1998



Gary Peterson
5384 Spicewood Lane
Frisco, Texas  75034


Dear Gary:

         This is to confirm our understanding that your employment agreement dated as of June 1, 1998 shall be amended to change the last day of the employment term from May 31, 2001 to May 31, 2002. Except as amended hereby, your employment agreement shall remain in full force and effect.

         Please sign and return the attached copy of this letter to indicate your agreement with the foregoing.

                                       Very truly yours,


                                       /s/ BILL ROSKIN

ACCEPTED AND AGREED:



        /s/ Gary Peterson
        -----------------------
            Gary Peterson